SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 31, 1997
                                                          --------------

                        GENTLE DENTAL SERVICE CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Washington                   333-13529                 91-1577891
-----------------------         -----------------          -------------------
    (State or other                (Commission               (IRS Employer
     jurisdiction of                File No.)              Identification No.)
    incorporation or
     organization)


900 Washington Street, Suite 1100, Vancouver, WA                 98660
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(Address of principal executive offices)                       (Zip Code)


                                 (360) 750-7975
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              (Registrant's telephone number, including area code)


                                    No Change
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              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On March 31, 1997, Gentle Dental Service Corporation (the "Company") completed the acquisition of substantially all of the assets of Blue Oak Dental Group ("Blue Oak"), a six-dentist group practice located in the Sacramento, California area. According to information supplied by Blue Oak to the Company, Blue Oak had patient revenues of $2.9 million in 1996. The purchase price paid at closing for Blue Oak's assets consisted of $775,000 in cash, 109,039 shares of Company Common Stock (valued at $475,000), and two subordinated promissory notes in the aggregate principal amount of $301,774 (one note for $174,597 with an interest rate of prime plus 2%, level payments of principal and interest and a maturity date of December 31, 2002, and the other note for $127,177 with an interest rate of prime plus 1%, level payments of principal and interest and a maturity date of October 31, 2001). In addition, the Company assumed long-term liabilities of $248,226 and agreed to issue up to an additional 160,689 shares of Company Common Stock (valued at $700,000) if certain earnings targets are met by the acquired practice during the year following the acquisition. The cash paid at closing was obtained from the proceeds of the Company's February 1997 initial public offering.

     In connection with the Blue Oak acquisition, the Company entered into a Support Services Agreement with a newly-formed professional corporation (the "New PC") which now employs the former Blue Oak dentists and will provide dental services to the patients of the acquired practice. The Support Services Agreement has a term of 40 years and provides for service fees payable to the Company equal to 53% of the New PC's net revenue in 1997 and increasing to 54% of the New PC's net revenue in 1998 and 55% of the New PC's net revenue in 1999 and thereafter.

Item 7.  Financial Statements and Exhibits

     (a) Financial statements of businesses acquired. Financial statements of Blue Oak are not filed because, based on a comparison of the 1996 financial statements of the Company and Blue Oak, none of the conditions specified in Item 310(c)(2) of Regulation S-B exceeds 20 percent.

     (b) Pro forma financial information. Pro forma financial information is not filed because, based on a comparison of the 1996 financial statements of the Company and Blue Oak, none of the conditions specified in Item 310(c)(2) of Regulation S-B exceeds 20 percent.

     (c)  Exhibits.

          2.1 Asset Purchase Agreement, dated as of March 31, 1997, between the Company, Blue Oak Dental Group, Mark E. Arena, D.D.S., Robert H. Gade, Jr., D.D.S., Michael D. Gade, D.D.S., and A. Randel Wilkes, D.D.S.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: April 14, 1997

                                  GENTLE DENTAL SERVICE CORPORATION



                                  By L. THEODORE VAN EERDEN
                                     -------------------------------------------
                                     L. Theodore Van Eerden,
                                     Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit   Description
-------   -----------

  2.1 Asset Purchase Agreement, dated as of March 31, 1997, between the Company, Blue Oak Dental Group, Mark E. Arena, D.D.S., Robert H. Gade, Jr., D.D.S., Michael D. Gade, D.D.S., and A. Randel Wilkes, D.D.S.

          The following exhibits and schedules to the Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

          Exhibit A                 Assumption Agreement
          Exhibit A-1               Note to A. Hollis Field, Inc.
          Exhibit A-2               Note to Blue Oak ($174,597)
          Exhibit A-3               Note to Blue Oak ($127,177)
          Exhibit B                 Assignment and Bill of Sale
          Exhibit C                 Assignment to Professional Corporation
          Exhibit D                 Support Services Agreement
          Exhibit E                 Assignable Option Agreement
          Exhibit F                 Employment Agreement
          Exhibit G                 Addendum to Employment Agreement
          Exhibit H                 Opinion of Blue Oak's Counsel
          Exhibit I                 Opinion of Company Counsel
          Schedule 1.02-2           Excluded Assets
          Schedule 1.10             Purchase Price Allocation
          Schedule 4.04             Litigation
          Schedule 4.06-2           Employee Benefits
          Schedule 4.06-3           Employment Manuals and Policies
          Schedule 4.06-4           Compensation
          Schedule 4.07             Financial Statements
          Schedule 4.08             Receivables
          Schedule 4.09             Prepaid Expenses and Other
          Schedule 4.10             Tangible Personal Property
          Schedule 4.11             Payables
          Schedule 4.12             Indebtedness
          Schedule 4.13             Other Liabilities
          Schedule 4.15             Leases
          Schedule 4.16             Contracts
          Schedule 4.19             Insurance
          Schedule 4.25             Consents and Approvals